Exhibit 10.4


NEITHER THIS NOTE, NOR ANY SECURITY ISSUABLE UPON CONVERSION HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR
APPLICABLE STATE SECURITIES LAWS. NO INTEREST IN THIS NOTE MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE ACT WHERE THE HOLDER HAS FURNISHED TO THE COMPANY AN OPINION OF ITS COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

                                 MEDIABAY, INC.

               9% CONVERTIBLE SENIOR SUBORDINATED PROMISSORY NOTE
                              DUE DECEMBER 31, 2004

$1,984,250                                                          May 14, 2001


     MEDIABAY, INC. (together with its successors, the "Company"), a Florida corporation, for value received, hereby promises to pay to Norton Herrick or registered assigns (the "Holder"), the principal sum of ONE MILLION NINE HUNDRED EIGHTY FOUR THOUSAND TWO HUNDRED FIFTY DOLLARS ($1,984,250) on December 31, 2004 (the "Maturity Date"), and to pay interest on the unpaid principal balance hereof from the date hereof to the Maturity Date at the rate of nine percent (9.0%) per annum, in arrears, quarterly on March 31, June 30, September 30 and December 31 in each year, commencing on June 30, 2001, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue partial payment of principal and principal payable at the maturity hereof), and (to the extent permitted by applicable law) on any overdue installment of interest (the due date of such payments to be determined without giving effect to any grace period) at the rate of eleven percent (11.0%) per annum. This Note amends, restates and replaces the Company's obligations under the certain $1,984,250 Convertible Senior Subordinated Promissory Note Due December 31, 2004 issued by the Company on December 15, 2000, which replaced the Company's obligations, solely with respect to Norton Herrick under the certain $15,000,000 Convertible Senior Subordinated Promissory Note Due December 31, 2004 issued by the Company on December 31, 1998, and this Note continues to be secured by that certain Security Agreement made and entered into as of December 30, 1998 by and among the Company, Norton Herrick and the other Parties that are signatories thereto.

1. Interest and Payment

     1.1 Interest shall be computed on the basis of a 360-day year of twelve 30-day months for the actual time elapsed. Subject to the provisions of this
Section 1 and the terms of the Senior Credit Agreement (as defined herein), all interest payments to be paid in cash to Holder hereunder shall accrue until 10 days following the date that the Senior Debt (as defined herein) has been paid in full.

     1.2 At the option of the Holder, the Company may pay a scheduled interest payment (in whole or in part) by delivering to the Holder a number of whole shares of common stock, without par value ("Common Stock"), of the Company, in lieu of paying such interest in cash, equal to the quotient of dividing the amount of accrued and unpaid interest payable on such interest payment date by an amount equal to the then current Conversion Price (as hereinafter defined). No fractional shares of Common Stock will be issued to the Holder in lieu of cash interest. Instead of any fractional share which would otherwise be issuable in lieu of cash interest, the Company will calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Conversion Price at the close of business on the fifth business day immediately preceding such interest payment date. The Holder may exercise its option to cause the Company to issue shares of Common Stock, in lieu of cash interest payable on an interest payment date, by giving the Company written notice of its exercise of such option at least five business days prior to such interest payment date and the Company will deliver or cause its transfer agent to deliver, to the Holder or its designee on such interest payment date, duly executed certificates for the number of whole shares of Common Stock so issuable to the Holder registered in the Holder's name or such other name or names and in such denominations as the Holder shall have designated in its notice of exercise, and, if applicable, a check payable to the Holder for any cash adjustment in lieu of a fractional share.

     1.3 Except as provided in Section 1.2 hereof, payments of principal, Change in Control Purchase Price (as hereinafter defined), if any, and accrued interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private Debts to the Holder hereof at its address shown in the register maintained by the Company for such purpose.

     1.4 (a) The Company shall pay all amounts payable with respect to this Note (without any presentment of this Note) by crediting, by federal funds bank wire transfer, the account of the Holder in any bank in the United States of America as may be designated in writing by the Holder or in such other manner or to such other address in the United States of America as may be designated in writing by the Holder (and as to which, absent subsequent notice from the Holder, the Company may conclusively rely). Annex 1 shall be deemed to constitute notice, direction or designation (as appropriate) by the payee of this Note to the Company with respect to payments to be made to such payee as above provided. In the absence of such written direction, all amounts payable with respect to this Note shall be paid by check mailed and addressed to the Holder at its address shown in the register maintained by the Company pursuant to Section 2.1.

     (b) All payments received on account of this Note shall be applied first to the payment of accrued and unpaid interest on this Note and then to the reduction of the unpaid principal amount of this Note. In case the entire principal amount of this Note is paid or this Note is purchased by the Company, this Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the paid principal amount of any Note.

     1.5 (a) If any payment due on account of this Note shall fall due on a day other than a business day, then such payment shall be made on the first business day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

     (b) Any payment to be made to the Holder on account of this Note shall be deemed to have been made on the business day such payment actually becomes available at such Holder's bank prior to the close of business of such bank, provided that interest for one day at the non-default interest rate of this Note shall be due on the amount of any such payment that actually becomes available to the Holder at the Holder's bank after 1:00 p.m. (local time of such bank).

     1.6 The Company may, upon at least three business days prior written notice to the Holder specifying the date of the prepayment (the "Prepayment Date") and the principal amount to be prepaid, prepay the unpaid principal balance of this
Note in whole at any time or in part from time to time, without penalty or premium, in multiples of $100,000 (or if the outstanding principal amount is less than $100,000 at such time, then such principal amount) together with interest on the principal amount being prepaid accrued to the designated Prepayment Date.

     1.7 In the event of a Change in Control, the Company will, within 15 business days after the occurrence of such event, give notice of such Change in Control to the Holder. Such notice shall contain an irrevocable offer to the Holder to repurchase this Note on a date (the "Change in Control Payment Date") that is not less than the later of (a) thirty (30) days and not more than ninety
(90) days after the date of such notice or (b) five (5) days after payment in full of the Debt outstanding under the Senior Credit Facility, at a purchase price equal to 100% of the aggregate principal amount thereof and all interest (in shares of Common Stock) accrued and unpaid on such principal amount to the Change in Control Payment Date (the "Change in Control Purchase Price"). Each such notice shall: (i) be dated the date of the sending of such notice; (ii) be executed by an executive officer of the Company; (ii) specify, in reasonable detail, the nature and date of the Change in Control; (iv) specify the Change in Control Payment Date; (v) specify the principal amount of this Note outstanding;
(vi) specify the interest that would be due on this Note, accrued to the Change in Control Payment Date; and (vii) specify that this Note shall be purchased at the Change in Control Purchase Price. The Holder shall have the option to accept or reject such offered payment. In order to accept such offered payment, the Holder shall cause a notice of such acceptance to be delivered to the Company at least five days prior to the Change in Control Payment Date. A failure to accept in writing such written offer of payment as provided in this Section 1.7, or a written rejection of such offered prepayment, shall be deemed to constitute a rejection of such offer. The offered payment shall be made at the Change in Control Purchase Price determined as of the Change in Control Payment Date.

     1.8 Upon any partial payment of the outstanding principal amount of this Note, the Holder shall mark this Note with a notation of the principal amount so paid and the date of such payment.

2. Registration; Exercise; Substitution

     2.1 The Company will keep at its principal executive office a register for the registration and transfer of this Note. The name and address of the Holder of this Note, each transfer hereof made in accordance with Section 2.2(a) and the name and address of each transferee of this Note shall be registered in such register. The person in whose name this Note shall be registered shall be deemed and treated as the owner and holder thereof, and the Company shall not be affected by any notice or knowledge to the contrary, other than in accordance with Section 2.2(a)

     2.2 (a) Upon surrender of this Note at the principal executive office of the Company, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or the Holder's attorney duly authorized in writing, the Company will execute and deliver, at the Company's expense (except as provided in Section 2.2(c)), a new Note (or Notes) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Subject to Section 2.2(b), the new Note(s) shall be registered in such name(s) as the Holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note, if no interest shall have been paid thereon. Each such new Note shall carry the same rights to unpaid interest and interest to accrue on the unpaid principal amount thereof as were carried by the Note so exchanged or transferred.

     (b) This Note has been acquired for investment and has not been registered under the securities laws of the United States of America or any state thereof. Accordingly, notwithstanding Section 2.2(a), neither this Note nor any interest thereon may be offered for sale, sold or transferred in the absence of registration and qualification of this Note under applicable federal and state securities laws or an opinion of counsel of the Holder reasonably satisfactory to the Company that such registration and qualification are not required. This Note shall not be transferred in denominations of less than $100,000 and integral multiples thereof, provided that the Holder may transfer this Note as an entirety regardless of the principal amount thereof.

     (c) The Company may require payment of a sum sufficient to cover any stamp tax or governmental change imposed in respect of any such transfer of this Note.

     2.3 Upon receipt by the Company from the Holder of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (which evidence shall be, if the Holder is the payee or an institutional investor, notice from the payee or such institutional investor of such loss, theft, destruction or mutilation), and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company; provided, however, that if the Holder is the payee or an institutional investor, the unsecured agreement of indemnity of the payee or such institutional investor shall be deemed to be satisfactory; or (b) in the case of mutilation, upon surrender and cancellation thereof; the Company at its own expense will execute and deliver, in lieu thereof, a replacement Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note, if no interest shall have been paid thereon.

     2.4 The Company will pay taxes (if any) due (but not, in any event, income taxes of the Holder) in connection with and as the result of the initial issuance of this Note and in connection with any modification, waiver or amendment of this Note and shall save the Holder harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

3. Subordination

     3.1 Notwithstanding any other provision contained in this Agreement, the Subordinated Debt is subordinate and junior in right of payment to all Senior Debt to the extent provided in this Section 3.

     3.2 In the event of: (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company; (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings; (c) any general assignment by the Company for the benefit of creditors; or (d) any other marshaling of the assets of the Company; all Senior Debt shall first be paid in full, in cash or Cash Equivalents (as defined in Section 8 hereof and, for all purposes of this Section 3, as so defined), before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the extent provided in this Section 3 with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment, but only if the rights of the holders of the Senior Debt are not impaired by such plan without their consent), which would otherwise (but for this Section 3) be payable or deliverable in respect of Subordinated Debt, shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders, until all Senior Debt shall have been paid in full, in cash or Cash Equivalents.

     3.3 If any holder of Subordinated Debt does not file a proper claim or proof of Debt therefor prior to 20 days before the expiration of the time to file such claim or proof, then the Senior Agent is hereby authorized and empowered (but not obligated) as the agent and attorney-in-fact for such holder for the specific and limited purpose set forth in this Section 3.3 to file such claim or proof for or on behalf of such holder; provided, however, that the Senior Agent shall have, prior to taking any such action, given 15 days prior written notice (which notice may be given up to 60 days prior to the expiration of the time to file such claim or proof) to such holder of Subordinated Debt that it intends to file such claim or proof of Debt. In no event may the Senior Agent or any holder of the Senior Debt vote any claim on behalf of any holder of the Subordinated Debt, and such agency and appointment of attorney-in-fact shall not extend to any such right to vote any such claim.

     3.4 If (a) the Company shall default in the payment or prepayment of any principal of, premium, if any, or interest on, or commitment fee or letter of credit fee or Administrative Agent fee or indemnity under Section 2.9 or 2.11 or 11.4(c) (or comparable sections under any replacement Senior Debt) in respect of, any Senior Debt (a "Senior Payment Default") when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, by declaration of acceleration or otherwise, or shall fail to comply with any covenant or agreement in respect of Senior Debt which covenant or agreement default results in actual acceleration of the maturity of such Senior Debt ("Covenant Acceleration"); and (b) the Company receives from the Senior Agent written notice of the happening of such Senior Payment Default or Covenant Acceleration, stating that such notice is a payment blockage notice pursuant to this Section 3.4; no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition or payment of any Subordinated Debt, unless and until such Senior Payment Default shall have been cured or waived or otherwise shall have ceased to exist or such Covenant Acceleration shall have been rescinded and the underlying covenant default shall have been cured or waived or shall have otherwise ceased to exist.

     The Company shall give prompt written notice to each holder of Subordinated Debt of its receipt of any such notice from the Senior Agent under this Section 3.4.

     3.5 If (a) any Significant Nonpayment Default shall have occurred; and (b) the Company and the Holder receive from the Senior Agent written notice (a "Stop Payment Notice") of the happening of such Significant Nonpayment Default, stating that such notice is a payment blockage notice pursuant to this Section 3.5; no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made for or on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, repurchase, prepayment, purchase or other acquisition or payment of any Subordinated Debt, for a period (each, a "Payment Blockage Period") commencing on the date such Stop Payment Notice is delivered to the Company and ending on the earliest to occur of the following: (a) the time as of which each Significant Nonpayment Default which is the subject of such Stop Payment Notice shall have been waived or cured (whether by amendment of any provisions of the Senior Credit Agreement or otherwise), (b) a number of days shall have elapsed as is necessary to prevent the total number of days that a Stop Payment Notice (or Stop Payment Notices in the event that more than one Stop Payment Notice has been given) is in effect during any consecutive 365 day period from exceeding 180 days in the aggregate, and (c) the date of the repayment in full in cash or Cash Equivalents of the Senior Debt and the termination of any commitment to make further loans or advances in respect of the Senior Debt; provided, however, that (i) the Senior Agent shall not be permitted to issue a Stop Payment Notice more than six times in the aggregate;
(ii) only two Stop Payment Notices may be issued in any period of 365 consecutive days; (iii) Payment Blockage Periods may not be in effect for more than 180 days (whether or not such days are consecutive) during any period of 365 consecutive days, and if any Payment Blockage Period is in effect on the 181st day in any period of 365 consecutive days, such Payment Blockage Period will terminate immediately; and (iv) no Payment Blockage Period may be imposed as a result of a Significant Nonpayment Default which served as the basis for or was continuing during any previous Payment Blockage Period, unless any such Significant Nonpayment Default shall have been cured or waived or otherwise ceased to exist for a period of not less than 60 consecutive days after the date that the previous Stop Payment Notice was given.

     3.6 If, at any time during which the Senior Credit Facility is in effect, the Holder elects to exercise any Remedies in respect of any Event of Default, the Holder shall deliver to the Company and to the Senior Agent written notice (an "Enforcement Notice") specifying the Event or Events of Default which are the basis for the exercise of such Remedies and stating that the Holder intends to exercise Remedies; provided, however, that the failure to deliver such Enforcement Notice to the Senior Agent shall not affect the validity of the Enforcement Notice as between such holder or holders and the Company.

     3.7 Notwithstanding anything contained in this Note to the contrary, for so long as any amount is outstanding under the Senior Credit Facility including any letter of credit reimbursement obligations or commitments, the Holder shall not exercise any Remedies in respect thereof during any period (a "Standstill Period") commencing on the first date the Holder, but for the provisions of this
Section 3, would have been entitled to exercise any Remedies and ending upon the earliest of:

          (a) the date which is 10 business days after the Enforcement Notice is delivered to the Company and the Senior Agent pursuant to Section 3.6; provided, however, that if any Payment Blockage Period arising from the giving of a Stop Payment Notice is in effect on such 10th business day after the Enforcement Notice is so delivered, this clause (a) shall be ineffective to terminate such Standstill Period;

          (b) in the event that a Payment Blockage Period arising from the giving of a Stop Payment Notice is in effect on the date which is 10 business days after an Enforcement Notice is delivered to the Company and the Senior Agent pursuant to Section 3.6, the expiration of such Payment Blockage Period;

          (c) the date that any holder of any Senior Debt commences the exercise of any Remedies in respect of such Senior Debt; and

          (d) the first date upon which any of the Events of Default described in Section 7.1(f) and (g) shall have occurred and be continuing beyond any period of grace specified therein; and, in such event, the automatic acceleration of this Note contemplated in respect of such Event of Default pursuant to Section 7.2(a) shall occur immediately upon the termination of the Standstill Period.

     3.8 If (a) any payment or distribution shall be paid to or collected or received by any holders of Subordinated Debt in contravention of any of the terms of this Section 3 but whether or not any Stop Payment Notice or (pursuant to Section 3.4) payment blockage notice shall theretofore have been given (i.e., if paid, collected or received at a time when either such notice could have been given had the Senior Agent been aware of circumstances giving rise to the right to deliver any such notice); and (b) the Senior Agent shall have notified the holders of

Subordinated Debt in writing, within 30 days after the date such payment or distribution is made, of the facts by reason of which such payment or collection or receipt so contravenes this Section 3 or constituted a Significant Nonpayment Default; then such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Debt in full, in cash or Cash Equivalents, to the Senior Agent, on behalf of the holders of the Senior Debt, and, until so delivered, the same shall be held in trust by such holders of Subordinated Debt as the property of the holders of such Senior Debt. If any amount is delivered to the Senior Agent pursuant to this Section 3.8, whether or not such amounts have been applied to the payment of Senior Debt, and the outstanding Senior Debt shall thereafter be paid in full, in cash or Cash Equivalents, by the Company or otherwise other than pursuant to this Section 3.8, the holders of Senior Debt shall return to such holders of Subordinated Debt an amount equal to the amount delivered to such holders of Senior Debt pursuant to this Section 3.8, so long as after the return of such amounts the Senior Debt shall remain indefeasibly paid in full, in cash or Cash Equivalents.

     3.9  Except as  provided  in this  Section  3, the rights set forth in this
Section 3 of the holders of the Senior Debt as against each holder of Subordinated Debt shall remain in full force and effect without regard to, and shall not be impaired by:

          (a) any act or failure to act on the part of the Company;

          (b) any extension or indulgence in respect of or change in the time, manner or place of any payment or prepayment of the Senior Debt or any part thereof or in respect of any other amount payable to any holder of Senior Debt, including, without limitation, any increase in the Senior Debt resulting from extension of additional credit to the Company or any subsidiary or otherwise and permitted by Section 6.3(iii) or (iv) hereof;

          (c) any amendment, modification, restatement, refinancing or waiver of, or addition or supplement to, or deletion from, or compromise, release, consent or other action in respect of, any of the terms of any Senior Debt or any other agreement which may be relating to any Senior Debt, other than such as would cause all or any portion of such Debt to fail to meet the definition of "Senior Debt;"

          (d) any exercise or non-exercise by any holder of Senior Debt of any right, power, privilege or remedy under or in respect of any Senior Debt or Subordinated Debt or any waiver of any such right, power, privilege or remedy or any default in respect of any Senior Debt or the Subordinated Debt, any dealing with or action against or application of proceeds from any collateral security therefor or any receipt by any holder of Senior Debt of any security, or any failure by any holder of Senior Debt to perfect a security interest in, or any release by any such Senior Debt of, any security for or guaranty of the payment of any Senior Debt or any manner of sale or other disposition of any assets of the Company or any subsidiary;

          (e) any merger or consolidation of the Company or any of its subsidiaries into or with any other subsidiaries of the Company or into or with any person, or any transfer of any or all of the property of the Company or any of its subsidiaries to any other person or any change, restructuring or termination of the corporate structure or existence of the Company or any of its subsidiaries;

          (f) the absence of any notice to, or knowledge by, any holder of Subordinated Debt of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (e);

          (g) any lack of validity or enforceability of any instrument or agreement evidencing or securing any Senior Debt or any other agreement or instrument relating thereto; or

          (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or any holder of Subordinated Debt.

     3.10 Each holder of Subordinated Debt and the Company hereby waives promptness, diligence, notice of appearance and any other notice with respect to any of the Senior Debt and these provisions and any requirement that any holder of the Senior Debt protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right to take any action against the Company or any other person or entity or any collateral.

     3.11 The Company will, and will use its reasonable efforts to cause each holder of Subordinated Debt to, at the Company's expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that any holder of any Senior Debt may reasonably request, in order to protect any right or interest granted or purported to be granted under this Section 3 or enable the holders of the Senior Debt to exercise and enforce their rights and remedies under these provisions.

     3.12 Each holder of Subordinated Debt waives any and all notices of the acceptance of the provisions of this Section 3 or of the creation, renewal, extension or accrual, now or at any time in the future, of any Senior Debt.

     3.13 The obligations of each holder of Subordinated Debt under the provisions set forth in this Section 3 shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Debt that is rescinded or must otherwise be returned by the holder of such Senior Debt upon the occurrence or as a result of any bankruptcy or judicial proceeding, all as though such payment had not been made.

     3.14 Nothing contained in this Section 3 shall impair, as between the Company and any holder of Subordinated Debt, the obligation of the Company to pay to such holder the principal thereof and interest thereon as and when the same shall become due and payable in accordance with the terms thereof and to comply with each and every provision of this Note or prevent any holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Note, all subject to the rights of the holders of the Senior Debt hereunder including rights to receive cash, securities or other property otherwise payable or deliverable to the holders of Subordinated Debt.

     3.15 Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Debt and not on account of Subordinated Debt. Notwithstanding the foregoing provisions of this Section 3.15 or any other provision of this Note each holder of Subordinated Debt hereby waives any and all exoneration and impairment defenses that it may at any time have by law or otherwise in respect of subrogation rights.

     3.16 Each holder of Subordinated Debt, by its acceptance thereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the creation of Subordinated Debt, to acquire and hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Debt. Each such holder of Senior Debt is intended to be, and is, a third party beneficiary of this Section 3. Each holder of Subordinated Debt acknowledges and agrees that the provisions set forth in this Section 3 shall be enforceable against such holder of Subordinated Debt by the holders of the Senior Debt. Notwithstanding anything contained in this Note to the contrary, none of the provisions of this Section 3 (including, without limitation, this Section 3.16 and defined terms used herein) may, directly or indirectly, be amended, modified, supplemented or waived without the prior written consent of the Senior Agent, on behalf of the holders of the Senior Debt.

     3.17 Notwithstanding the other provisions of this Section 3.17, no amendment to or refinancing of the Senior Debt or any agreement or instrument related thereto shall be entitled to the benefits of this Section 3 without the consent of the Holder to the extent that such amendment would prohibit directly and expressly the Company or any subsidiary from making scheduled payments in respect of the Subordinated Debt in accordance with the terms of this Agreement as in effect on the date hereof or as may be amended to the extent permitted by the Senior Credit Agreement; provided that no change of financial covenants or increase in the restrictiveness of negative covenants or events of default under the Senior Debt documents (that do not by their terms refer to this Note) shall be deemed to constitute a prohibition from making scheduled payments, even if the ultimate effect of any such change would cause the Company to be in default under the Senior Debt if such a scheduled payment were made.

     3.18 This Note ranks (i) pari passu with all other Senior Subordinated Debt and (ii) subordinate to the Senior Credit Agreement and the Huntingdon Secured Subordinated Note as such terms are defined in the Senior Credit Agreement. Accordingly, notwithstanding any discrepancy as to the identification in such definition by date and amount of any particular 9% Convertible Senior Subordinated Promissory Note due December 31, 2004, this Note is deemed to constitute one of the Notes comprising "Senior Subordinated Debt" under and as defined in the Senior Credit Agreement and (except that this Note is not secured by any collateral or Subsidiary Guarantees) is entitled to the same rights and subject to the same restrictions as are accorded to such other Notes.

     3.19 As used in this Section 3 and elsewhere in this Agreement, the following terms have the respective meanings set forth below:

     "Credit Facility" means and includes a credit agreement or similar agreement pursuant to which the lender or lenders commit(s) to permit the Company, subject to the conditions therein, to obtain from time to time thereunder term or revolving loans and/or letters of credit and periodically repay the same. "Junior Subordinated Debt" means any Debt of the Company or any subsidiary which is (a) issued on or after the Issue Date of this Note and which is expressly subordinated in right of payment to any Debt of the Company, or (b) owing to any subsidiary or affiliate of the Company. "Remedies" means and includes, with respect to any Debt (including, without limitation, the Senior Debt and the Subordinated Debt):

          (a) the acceleration of the maturity of any of such Debt;

          (b) the exercise of any put right or other similar right to require the Company or any subsidiary to repurchase any of such Debt prior to the stated maturity thereof;

          (c) the collection or commencement of proceedings against the Company, any subsidiary thereof or any other person obligated on such Debt or any of their respective property, to enforce or collect any of such Debt;

          (d) taking possession of or foreclosing upon (whether by judicial proceedings or otherwise) any Liens or other collateral security for such Debt; or causing a marshaling of any property of the Company or any subsidiary;

          (e) the making of a demand in respect of any Guaranty given by the Company or any subsidiary of the Company of such Debt; or

          (f) commencing or joining in or causing the Company to commence or join in or assist the Company in commencing, any proceeding of the nature referred to in Section 7.1(f) or 7.1(g).

     3.20 exercising any other remedies with respect to such Debt or any claim with respect thereto.

     "Senior Agent" means, for so long as the Senior Credit Agreement remains outstanding, the administrative agent in respect of the Senior Credit Agreement, and thereafter, any one agent or lender in respect of the Senior Credit Facility, or a representative of either, designated in writing to the Holder by the Company as being the "Senior Agent".

     "Senior Credit Agreement" means the Amended and Restated Credit Agreement dated as of the date hereof among the Company, ING (U.S.) Capital LLC as administrative agent (together with its successors in such capacity) and the banks, financial institutions and other institutional lenders from time to time named therein, as it may be amended, supplemented, extended, renewed, refinanced, restated or replaced in whole or in part.

     "Senior Credit Facility" means and includes:

          (a) the Senior Credit Agreement; and

          (b) any Credit Facility (whether or not secured), which Credit Facility has refinanced in whole or in part the Senior Debt governed by the terms of a Senior Credit Facility which the Company has designated in writing to the Holder as being the "Senior Credit Facility;" provided, however, that, by making such designation, the predecessor Senior Credit Facility shall cease to be the Senior Credit Facility (but any Debt outstanding or incurred thereunder shall continue to be Senior Debt for so long as such Debt meets the definition thereof).

     "Senior Debt" means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for principal or interest (including interest (at the rate specified in the applicable Senior Credit Facility) accruing after the filing of a petition under the Bankruptcy Code, whether or not allowed), fees, expenses, indemnification or otherwise (including letter of credit reimbursement obligations whether or not any draw has occurred), in respect of:

          (c) the Senior Credit Facility;

          (d) the $800,000 principal amount 9% Convertible Senior Subordinated Promissory Note Due December 31, 2002 issued by the Company to Huntingdon Corporation on the Issue Date;

          (e) the 9% Convertible Senior Promissory Notes Due September 30, 2002 in the aggregate principal amount of up to $3,000,000 issued (or to be issued) by the Company to Huntingdon Corporation on and after the Issue Date; and

          (f) any other Debt of the Company owing to the Senior Agent or any lender under the Senior Credit Facility (whether or not such lender continues to be a lender thereunder) with respect to any obligations under Bank Hedge Agreements (as defined in the Senior Credit Agreement) related to the Senior Credit Agreement that are or may become owed by the Company directly or indirectly, other than Debt incurred pursuant to a Senior Credit Facility.

     Notwithstanding the foregoing, in no event shall "Senior Debt" include any Junior Subordinated Debt.

     "Senior Subordinated Debt" means this Note, the $3,000,000 principal amount 9% Convertible Senior Subordinated Promissory Note due December 31, 2004 issued by the Company payable to Evan Herrick and the $4,200,000 principal amount 9% Convertible Promissory Note issued by the Company payable to ABC Investment LLC and any guaranties thereof permitted to be issued by the Subsidiaries of the Company from time to time pursuant to Section 6.2(c)(iv) of the Senior Credit Agreement, as the same may be amended, modified or supplemented from time to time consistent with the terms of this Agreement and any further amendments, restatements or assignments of any such Notes whether in different denominations or otherwise.

     "Significant Nonpayment Default" means and includes:

          (g) an event of default under the Senior Credit Facility in respect of the failure of the Company to comply with any material covenant or agreement in respect of the Senior Credit Facility or documents executed or delivered in connection therewith (it being understood that the provisions of Sections 2.13, 5.2, 5.5, 5.6, 5.7 and 5.13, Article 6 and Article 8 of the Senior Credit Agreement, as in effect on the date hereof and any comparable provisions in effect after the date hereof, are "material covenants" for such purpose); and any event of default under Sections 9.2, 9.5, 9.7 through 9.14 (inclusively) under the Senior Credit Agreement (or any comparable provision in effect after the date hereof); and

          (h) an event of default in respect of the Senior Credit Facility arising out of any Event of Default in respect of this Note.

     "Subordinated Debt" means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for principal, interest (including interest accruing after the filing of a petition under the Federal Bankruptcy Code, to the extent allowed), fees, expenses, indemnification or otherwise, in respect of this Note.

4.  Conversion

     4.1 The Holder may convert the outstanding principal amount of this Note, and accrued and unpaid interest thereon (or a portion of such outstanding principal amount as provided in Section 4.3) into fully paid and nonassessable shares of Common Stock of the Company ("Conversion Shares") at any time prior to the time the outstanding principal amount of this Note, and accrued and unpaid interest thereon is paid in full, at the Conversion Price then in effect, except that if this Note is to be prepaid in full or repurchased pursuant to the provisions hereof, such conversion right shall terminate at the close of business on the Prepayment Date or the Change in Control Purchase Date, as the case may be. The number of shares of Common Stock issuable upon conversion of this Note shall be determined by dividing the principal amount (and accrued and unpaid interest, if any) to be converted by the conversion price in effect on the Conversion Date (the "Conversion Price"). The initial Conversion Price is $.56 and is subject to adjustment as provided in this Section 4.

     The provisions of this Note that apply to conversion of the outstanding principal amount of this Note and accrued and unpaid interest thereon also apply to a partial conversion of this Note. The Holder is not entitled to any rights of a holder of Conversion Shares until the Holder has converted this Note (or a portion thereof) into Conversion Shares, and only to the extent that this Note is deemed to have been converted into Conversion Shares under this Section 4.

     4.2 To convert all or a portion of this Note, the Holder must (a) complete and sign a notice of election to convert substantially in the form annexed hereto (each, a "Conversion Notice"), (b) surrender the Note to the Company, (c) furnish appropriate endorsements or transfer documents if required by the Company and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of such requirements is the conversion date (the "Conversion Date"). As soon as practicable, and in any event within three (3) business days, after the Conversion Date, the Company will deliver, or cause to be delivered, to the Holder a certificate for the number of whole Conversion Shares issuable upon such conversion and a check for any fractional Conversion Share determined pursuant to Section 4.4 and for interest on this Note accrued and unpaid through the Conversion Date (unless such interest has also been converted as permitted by this Section 4). The person in whose name the certificate for Conversion Shares is to be registered shall become the shareholder of record on the Conversion Date and, as of the Conversion Date, the rights of the Holder shall cease as to the portion thereof so converted; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person entitled to receive the Conversion Shares upon such conversion as the shareholder of record of such Conversion Shares on such date, but such surrender shall be effective to constitute the person entitled to receive such Conversion Shares as the shareholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Price in effect on the date that this Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

     4.3 In the case of a partial conversion of this Note, upon such conversion, the Company shall execute and deliver to the Holder, at the expense of the Company, a new Note in an aggregate principal amount equal to the unconverted portion of the principal amount. This Note may be converted in part in a principal amount equal $100,000 or an integral multiple thereof, unless the outstanding principal amount of this Note is less than $100,000, in which case, only such outstanding principal amount and accrued and unpaid interest thereon is convertible into Conversion Shares.

     4.4 No fractional Conversion Shares shall be issued upon conversion of this Note. Instead of any fractional Conversion Share which would otherwise be issuable upon conversion of this Note, the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Conversion Price at the close of business on the Conversion Date.

     4.5 The issuance of certificates for Conversion Shares upon the conversion of any Security shall be made without charge to the Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder; provided, however, that in the event that certificates for Conversion Shares are to be issued in a name or names other than the name of the Holder, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the Holder or his duly authorized attorney; and provided further, moreover, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name or names other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

     4.6 (a) In case the Company shall at any time after the date hereof issue, grant or sell any Additional Stock (as hereinafter defined) for a consideration, exercise or conversion price per share less than the Conversion Price in effect immediately prior to the issuance or sale of such Additional Stock, or without consideration, then forthwith upon such issuance or sale, the Conversion Price shall (upon such issuance or sale) be reduced to a price determined by dividing
(i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Conversion Price then in effect, plus (b) the consideration, if any, received by the Company upon such issuance or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation, except as provided in 4.6(d) hereof. "Additional Stock" shall mean Common Stock or options, warrants or other rights to acquire or securities convertible into or exchangeable for shares of Common Stock, including shares held in the Company's treasury, and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, other than:

          (A) This Note.

          (B) Common Stock issued or issuable upon conversion of this Note.

          (C) Common Stock issued or issuable upon the conversion or exercise of options, warrants, rights and other securities or debt convertible into or exercisable or exchangeable for Common Stock outstanding on the date hereof or issued on the date hereof;

          (D) Common Stock or options, warrants, stock appreciation rights or other rights available for future grant under the Company's stock option plans or stock incentive plan or any future stock option or incentive plan approved by the Company's shareholders;

          (E) Common Stock issuable upon exercise of options, warrants, stock appreciation rights or other rights outstanding or available for future grant under the Company's stock option plans or stock incentive plan or any future stock option or incentive plan approved by the Company's shareholders; provided, that, any such options, warrants, stock appreciation rights or other rights provide for an exercise price or conversion price at least equal to the lesser of the Market Price or the last sale price of the Common Stock on the day of or day prior to (i) the date of approval of such grant by the Board of Directors or (ii) the date of execution of an agreement relating to such grant;

          (F) Warrants to be issued in connection with the Senior Credit Agreement and shares of Common Stock issuable upon the exercise thereof, and

          (G) Common Stock or options, warrants, rights or other securities or debt convertible into, or exercisable or exchangeable for, Common Stock (or shares of Common Stock issuable upon the conversion or exercise thereof) in connection with future acquisitions.

          (H) Common Stock or options, warrants, rights or other securities or debt issuable as a result of anti-dilution adjustments to any options, warrants, rights or other securities or debt; and

          (I) The convertible notes evidencing the additional $2,000,000 Debt permitted under Section 6.3(L) hereof and the Common Stock issuable upon conversion thereof. (b) For the purpose of any computation to be made in accordance with Section 4.6(a), the following provisions shall apply:

               (i) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

               (ii) In the case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors.

               (iii) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in Section 4.6(b)(ii).

               (iv) In the case of the issuance of options, rights, or warrants to purchase or subscribe for shares of Common Stock, securities convertible into or exchangeable for shares of Common Stock, or options, rights or warrants to purchase or subscribe for any such convertible or exchangeable securities, the following provisions shall apply:

          (B) The aggregate maximum number of shares of Common Stock issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and shall be deemed to be issued for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance plus the consideration, if any, received by the Company in connection with sale or issuance of such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (A) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares of Common Stock shall no longer be deemed to be issued and outstanding, and the Conversion Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had such adjustment been made on the basis of the issuance only of shares of Common Stock actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise of rights shall not have expired or terminated unexercised.

          (C) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and shall be deemed to be issued for a consideration equal to the consideration received by the Company in connection with the sale of such securities plus the consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this subsection (B) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Conversion Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had such adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

          (D) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in Section 4.6(b)(iv)(A), or in the price per share at which the securities referred to in Section 4.6(b)(iv)(B) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

          (E) Except as otherwise provided in this Section 4.6(b), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon exercise of options, rights or warrants or upon the actual issuance of such Common Stock upon conversion or exchange of any convertible or exchangeable securities.

     (c) In case the Company shall pay or make a dividend or other distribution to all holders of its Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the day next following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and the denominator shall be the sum of the numerator and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day next following the date fixed for such determination. For the purposes of this Section 4.6(c), the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (d) In the event that the Company shall at any time prior to the conversion in full of the Note declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its holders of Common Stock any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the Note to the extent of the unconverted portion thereof shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the conversion thereof, to receive, upon conversion of such unconverted portion of the Note, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection.

     (e) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (f) In case the Company shall fail to take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or other distribution payable in shares of Common Stock, then such record date shall be deemed to be the date of the issue of the shares of Common Stock deemed to have been issued as a result of the declaration of such dividend or other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

     4.7 No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($.01) in the Conversion Price; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     4.8 Notice of Certain Events.

     (a) In the event that: (i) the Company takes any action which would require an adjustment in the Conversion Price; (ii) the Company takes any action described in Section 4.9(a), (b) or (c); or (iii) there is a dissolution or liquidation of the Company; the Holder may wish to convert this Note into shares of Conversion Shares prior to the record date for or the effective date of the transaction so that such Holder may receive the securities or assets which a holder of shares of Common Stock on that date may receive. Therefore, the Company shall give notice to the Holder in accordance with the provisions of this Section 4.8 stating the proposed record or effective date, as the case may be, which notice shall be given prior to the proposed record or effective date and, in any case, no later than notice of such transaction is given to holders of Common Stock. Failure to give such notice or any defect therein shall not affect the validity of any transaction referred to in clause (i), (ii) or (iii) of this Section.

     (b) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a statement, signed by its chief financial officer, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the Conversion of the portion of this Note specified in such request.

     4.9 If any of the following shall occur, namely:

          (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

          (b) any consolidation or merger to which the Company is a party, other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or

          (c) any sale or conveyance of all or substantially all of the property or business of the Company and its subsidiaries as an entirety;

then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Holder, an agreement in form satisfactory to the Holder providing that the Holder shall have the right to convert this Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such agreement shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided  for in this  Section  4. If,  in the  case of any such  consolidation, merger,  sale  or  conveyance,  the  stock  or  other  securities  and  property
(including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

     4.10 The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, the full number of Conversion Shares then issuable upon the conversion in full of this Note.

     4.11 If the Company or an affiliate of the Company shall at any time after the date hereof and prior to the conversion of the Note in full issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holder of the unconverted portion of the Note shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the Conversion thereof, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

5. Affirmative Covenants

     The Company covenants that on and after the Issue Date and so long as any portion of the Note shall be outstanding:

     5.1 The Company will, and will cause each of its Subsidiaries to, pay before they become delinquent: (a) all taxes, assessments and governmental charges or levies imposed upon it or its property; and (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, vendors, landlords and other like persons that, if unpaid, might by law become a Lien upon its property; provided, that items of the foregoing description need not be paid so long as such items are being contested in good faith and by appropriate proceedings and as to which appropriate reserves in accordance with GAAP have been established and maintained with respect thereto, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable, unless such Lien is effectively stayed or fully bonded pending the disposition of such proceedings.

     5.2 The Company will, and will cause each of its subsidiaries to:

          (a) maintain its property that is reasonably necessary in the conduct of its business as it is currently being conducted in good working order and condition, ordinary wear and tear, obsolescence and insured casualty losses excepted;

          (b) maintain, with insurers reasonably believed to be financially sound and reputable, insurance with respect to its property and business against such casualties and contingencies, of such types and in such amounts as is customary in the case of corporations engaged in the same or a similar business and similarly situated;

          (c) keep proper books of record and account, in which full and correct entries shall be made of all dealings and transactions of or in relation to the properties and business thereof;

          (d) do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, corporate rights (charter and statutory) and corporate franchises, except as permitted by
     Section 6.1;

          (e) comply, in all material respects, with all applicable laws, rules and regulations (including, without limitation, ERISA, Environmental Laws and Environmental Permits) and obtain all licenses, permits, franchises and other governmental authorizations necessary for the ownership of its properties and the conduct of its business, except where its obligation to so comply being contested in good faith and by appropriate proceedings and adequate resources have been established are being maintained in accordance with GAAP, and except where failure to comply could not reasonably be expected to have a Material Adverse Effect; and

          (f) conduct its business so as not to become subject to any liability under any Environmental Law that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and except where any such liability is being contested in good faith by appropriate proceedings and adequate reserves have been established and are being maintained in accordance with GAAP.

     5.3 The Company will conduct, and cause each of its subsidiaries to conduct, all transactions otherwise permitted by this Note with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Company or any such subsidiary than it could obtain in a comparable arms-length transaction with a person not an Affiliate; provided, however, that this Section
5.3 shall not be deemed to prohibit any transactions solely between the Company and its wholly-owned subsidiaries carried out in the ordinary course of business, subject, however, to any applicable provisions of Section 6.

     5.4 The Company shall deliver to the Holder, except during any period in which the Holder or an Affiliate thereof is serving as a director or executive officer of the Company:

          (a) as soon as available and in any event within thirty (30) days after the end of each month which is not a fiscal quarter end, a consolidated balance sheet, statement of income and cash flows commencing
     April 1999, of the Company and its subsidiaries, as of the end of such month and for the period commencing at the end of the previous month and ending with the end of such month and consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries, for the period commencing at the end of the previous fiscal year of the Company and ending with the end of such month, setting forth in each case commencing April 2000 in comparative form the corresponding figures for the corresponding period of the prior fiscal year, all in reasonable detail and duly certified by the chief financial officer of the Company.

          (b) as soon as practicable after the end of each of the first three quarterly fiscal periods in each fiscal year of the Company, and in any event within 55 days thereafter: (i) a consolidated balance sheet as at the end of such quarter; and (ii) consolidated statements of income and cash flows for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter; for the Company and its subsidiaries, setting forth in each case, in comparative form, the financial statements for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by the Chief Financial Officer of the Company, and accompanied by the certificate required by Section 5.5; provided, that timely delivery of copies of the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission ("SEC") shall be deemed to satisfy the requirements of this Section 5.4(b) so long as such Quarterly Report contains or is accompanied by the information specified in this Section 5.4(b);

          (c) as soon as practicable after the end of each fiscal year of the Company, and in any event within 110 days thereafter: (i) a consolidated balance sheet as at the end of such year; and (ii) consolidated statements of income, stockholders' equity and cash flows for such year; for the Company and its subsidiaries, setting forth, in comparative form, the financial statement for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by: (A) an audit report thereon of independent certified public accountants of recognized national standing, which report shall state without qualifications related to the scope of the audit, the compliance of the audit with generally accepted auditing standards or the ability of the Company or a material subsidiary thereof to continue as a going concern, that such financial statements have been prepared and are in conformity with GAAP; and (B) the certificates required by Section 5.5 and Section 5.6; provided, that timely delivery of the Company's Annual Report on Form 10-K for such fiscal year filed with the SEC shall be deemed to satisfy the requirements of this Section 5.4(c) so long as such Annual Report contains or is accompanied by the reports and other information otherwise specified in this Section 5.4(c);

          (d) promptly upon their becoming available, and in any event within 15 days thereafter: (i) each financial statement, report, notice or proxy statement sent by the Company to stockholders generally; (ii) each regular or periodic report (including, without limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective with respect to a public offering of securities of the Company for its own account, and all amendments thereto filed by the Company or any subsidiary thereof with the SEC;

          (e) within 15 business days after any executive officer of the Company becoming aware (i) of the existence of any condition or event which constitutes a Default or an Event of Default; or (ii) that the holder of any Debt in a principal amount of $400,000 or more (other than this Note) shall have given notice or taken any other action with respect to a claimed or default or event of default; a notice specifying the nature of the claimed Default, Event of Default or default or event of default and the notice given or action taken (if any) by such holder of Debt (other than this Note) and what action the Company is taking or proposes to take with respect thereto;

          (f) promptly upon receipt thereof, a copy of each report or management letter submitted to the Company or any subsidiary thereof by independent accountants in connection with any annual, interim or special audit made of the books of the Company or such subsidiary;

          (g) promptly after the commencement of any action or proceeding relating to the Company or any subsidiary thereof in any court or before any court, other governmental authority or arbitration tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would have a Material Adverse Effect, a notice specifying the nature and period of existence thereof and what action the Company or such subsidiary is taking or proposes to take with respect thereto; and

          (h) with reasonable promptness, such other data and information as from time to time may be reasonably requested by the Holder.

     5.5 Each set of financial  statements  delivered to the Holder  pursuant to
Section 5.4(a), Section 5.4(b), or Section 5.4(c) shall be accompanied by a certificate of the Chief Financial Officer, setting forth a statement that the signer has reviewed the relevant terms hereof and has made, or caused to be made, under his supervision or authority, a review of the transactions and conditions of the Company and its subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     5.6 Each set of annual financial statements delivered pursuant to Section 5.4(c) shall be accompanied by a certificate of the accountants that audited such financial statements, stating that they have reviewed this Note and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

     5.7 The Company will, except during any period in which the Holder or any Affiliate thereof is serving as a director or executive officer of the Company, permit the representatives of the Holder to visit and inspect any of the properties of the Company or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. At all times during which there exists a Default or Event of Default, except during any period in which the Holder or any Affiliate thereof is serving as a director or executive officer of the Company, expenses incurred by the Holder of this Note in connection with this Section 5.7 shall be reimbursed by the Company to the Holder.

     5.8 The Company will make all payments and otherwise perform, or cause the relevant subsidiary of the Company to pay or otherwise perform, all obligations in respect of all leases of real property to which the Company or any of its subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Holder of any default by any party with respect to such leases (except during any period in which the Holder or any Affiliate thereof is serving as a director or executive officer of the Company) and cooperate with the Holder in all respects to cure any such default, and cause each of its subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and except where its failure to do so is being contested in good faith and by proper proceedings.

     5.9 The Company will perform and observe, and cause each of its subsidiaries to perform and observe, all of the material terms and provisions of each Material Contract (as that term is defined in the Senior Credit Agreement) to which it is a party to be performed or observed by it, maintain, and cause each of its subsidiaries to maintain, each such Material Contract to which it is a party in full force and effect, and enforce, and cause each of its subsidiaries to enforce, each such Material Contract to which it is a party in accordance with its terms, except where the failure to do so would not be reasonably likely to have a Material Adverse Effect and except where its failure to do so is being contested in good faith and by proper proceedings.

     5.10 The Company will perform and observe, or cause the relevant subsidiary of the Company to perform and observe, all of the material terms and provisions of each Acquisition Obligation to be performed or observed by it or such subsidiary, maintain each such Acquisition Obligation in full force and effect, enforce each such Acquisition Obligation in accordance with its terms, take all such action to such end as may be from time to time requested by the Holder required in order to enforce its material rights under the Acquisition Obligations and, upon request of the Holder, make to each other party to each such Acquisition Obligation such demands and requests for action or for information and reports as the Company or any subsidiary of the Company is entitled to make under such Acquisition Obligation required in order to enforce its material rights under the Acquisition Obligations.

     5.11 The Company shall promptly, and in any case within 30 days after the date hereof, cause each of its existing direct and indirect wholly-owned subsidiaries and any such subsidiaries of the Company hereafter formed and/or acquired by the Company (or any subsidiary of the Company) to issue to the Holder a guaranty of the Company's obligations under this Note, which guaranties shall be substantially similar to the Subsidiary Guaranties issued pursuant to the Senior Credit Agreement, except that such guaranties will be subordinated to the obligations of such subsidiaries under the Subsidiary Guaranties issued or to be issued by such subsidiaries under the Senior Credit Agreement consistent with the subordination provisions set forth in Section 3 of this Note, will guaranty the obligations of the Company under this Note and will otherwise be in form and substance reasonably satisfactory to the Holder and the Senior Agent.

6. Negative Covenants

     6.1 The Company  will not, and will not permit any  subsidiary  thereof to,
(a) merge with or into or consolidate with any other person, permit any other person to merge or consolidate with or into it, or (b) sell all or substantially all of its property to any other person; provided, however, that the foregoing restriction does not apply to the merger or consolidation of the Company with another corporation or transfer of all or substantially all of the property of the Company to any other person if: (i) the corporation that results from such merger or consolidation or to which all or substantially all of the property of the Company is transferred (the "Surviving Corporation") (x) is organized under the laws of, and conducts substantially all of its business and has substantially all of its properties within, the United States of America or any jurisdiction or jurisdictions thereof and (y) has shareholders' equity immediately after such transaction that is equal to or greater than the shareholders' equity of the Company immediately prior to such transaction; (ii) the due and punctual payment of the principal of, and interest on this Note, according to their tenor, and the due and punctual performance and observance of all the covenants in this Note, to be performed or observed by the Company, are expressly assumed pursuant to such assumption agreements and instruments in such forms as shall be approved reasonably by the Holder, or assumed by operation of law, by the Surviving Corporation; and (iii) immediately prior to, and immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default exists or would exist. Notwithstanding the foregoing, a subsidiary of the Company may merge into the Company so long as the Company is the Surviving Corporation, and a subsidiary of the Company, may merge with or into a wholly-owned subsidiary of the Company, so long as such wholly-owned subsidiary is the Surviving Corporation. Notwithstanding anything contained herein to the contrary, the Company may (i) sell all or substantially all of its property to, or enter into a merger transaction with, any other person if such sale or merger follows and is the result of an acceleration of the Senior Debt and the transaction has been approved by the Senior Agent and the banks which are parties to the Senior Credit Agreement.

     6.2 The Company will not, and will not permit any subsidiary of the Company to, sell, lease as lessor, transfer or otherwise dispose of its property (collectively, "Transfers"), except:

          (A) Transfers of inventory and of unnecessary, obsolete or worn-out assets, in each case in the ordinary course of business of the Company or such subsidiary;

          (B) Transfers from a subsidiary of the Company to the Company or a wholly-owned subsidiary of the Company, or from the Company to a wholly-owned subsidiary of the Company provided such subsidiary issues a guaranty of the Company's obligations under this Note consistent with the provisions of Section 5.11;

          (C) any other Transfer at any time of any property to a person for such consideration as determined, in each case by the Board of Directors, in its good faith opinion, to be in the best interest of the Company and to reflect the fair market value of such property if the conditions specified in each of the following clauses (A) and (B) would be satisfied with respect to such Transfer: (A) the sum of: (1) the book value of such property at the time of Transfer; plus (2) the aggregate book value of all other property Transferred (other than in transactions described in clauses (A) and (B) above), after the Issue Date, would not exceed 25% of consolidated total assets of the Company and its subsidiaries (determined in accordance with GAAP) measured as of the last day of the immediately preceding fiscal quarter of the Company; and (B) immediately before and after the consummation of the Transfer, and after giving effect thereto, no Default or Event of Default would exist;

          (D) any other Transfer of property to the extent that the proceeds of such Transfer, net of transaction costs and expenses incurred and actually paid in connection with such Transfer (including sales, transfer or gains taxes), within 365 days after such Transfer are applied by the Company or such subsidiary (A) to fund its working capital and capital expenditure or acquisitions requirements, and/or (B) to pay or prepay a principal amount of Debt of the Company or any subsidiary thereof (other than Junior Subordinated Debt) equal to the amount of such net proceeds; and, in connection with any such payment, the Company shall pay all accrued interest thereon and any premium or make-whole amount required to be paid in connection therewith; provided, however, that in the event that any Debt so prepaid is not Senior Debt, then the Company shall prepay, together with such prepayment of such other Debt, a proportional and ratable principal amount of this Note pursuant to Section 1.6.;

          (E) any Transfers pursuant to the Acquisition Obligations; and

          (F) any other Transfer permitted to be made by the Company or any of its subsidiaries consistent with the terms of the Senior Credit Agreement as in effect on the Issue Date.

     6.3 The Company will not, and will not permit any subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt, other than:

          (A) this Note and any guaranties thereof;

          (B) Debt owing by the Company to any wholly-owned subsidiary of the Company and Debt of a subsidiary of the Company owing to the Company or a wholly-owned subsidiary of the Company;

          (C) Debt existing or incurred on the Issue Date and listed on Schedule
     6.3 (including Debt under the Senior Credit Agreement);

          (D) Debt incurred under the Senior Credit Facility from time to time following the Issue Date;

          (E) Debt incurred or created to refinance any of the Debt permitted by clauses (C) and (D) of this Section 6.3, provided that in the case of Debt listed on Schedule 6.3 (other than Senior Debt and refinancing thereof), the principal amount does not exceed the principal amount of Debt being refinanced;

          (F) Debt (other than this Note) owing by the Company or a subsidiary thereof to Norton Herrick, Evan Herrick, Michael Herrick and/or Howard
     Herrick   (together,   the

     "Herricks") and/or any of their respective Affiliates;

          (G) Debt incurred by the Company or a subsidiary thereof to finance the payment of the Change in Control Purchase Price of this Note;

          (H) Debt, in addition to the Debt permitted to be incurred by the clauses (A) through (G) of this Section 6.3, in the principal amount at any time outstanding not to exceed $1,000,000;

          (I) Any Guaranties made or issued by the Company of Debt permitted to be incurred by any of its subsidiaries pursuant to clauses (E), (F), (G), and (H) above and clauses (J) and (K) below and Guaranties made or issued by subsidiaries of the Company of Debt permitted to be incurred by the Company pursuant to clauses (C), (D), (E), (F), (G) and (H) above and clauses (J) and (K) below;

          (J) Up to $1,500,000 of additional Debt on the same terms as the $1,500,000 Convertible Senior Promissory Note Due September 30, 2002 issued to Huntingdon Corporation on the date hereof; and

          (K) Any other Debt permitted to be incurred by the Company or any of its subsidiaries consistent with the terms of the Senior Credit Agreement as in effect on the Issue Date.

     6.4 Except for Debt listed on Schedule 6.3, the Company will not, and will not permit any subsidiary thereof to, incur, assume or Guaranty any Debt which is subordinated in right of payment to any other Debt of the Company or any subsidiary thereof, unless such Debt is also subordinated in right of payment to the obligations of the Company in respect of this Note on terms reasonably acceptable to the Holder. Except for Debt listed on Schedule 6.3 and permitted by Section 6.3(K) hereof, the Company will not, and will not permit any subsidiary thereof to, incur or create any Debt in favor of an Affiliate or another subsidiary (other than Debt in favor of the Company or a wholly-owned subsidiary thereof which is a guarantor of Debt under the Senior Credit Facility) unless such Debt is also subordinated in right of payment to the obligations of the Company in respect of this Note on terms reasonably acceptable to the Holders.

     6.5 The Company will not, and will not permit any subsidiary thereof to, engage in any business if, as a result, the general nature of the business in which the Company and its subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and the Subsidiaries, taken as a whole, are engaged on the Issue Date.

7. Events of Default

     7.1 An "Event of Default" exists at any time if any of the following occurs (whether such occurrence shall be voluntary or come about or be effected by operation of law or otherwise):

          (a) The Company defaults in the payment of the principal of this Note when due (whether at the Maturity Date or any Prepayment Date) or in the payment of the Change in Control Purchase Price when due or defaults in the payment of any accrued interest on this Note when due and such default continues for a period of 30 business days after the date such interest became due;

          (b) The Company or any subsidiary thereof defaults in the performance or observance of any of the covenants contained in Section 5.2(d) or
     Section 6 hereof or defaults in the performance or observance of any of the covenants contained in Sections 5.2(e), 5.3, 5.4 (e) or 5.10 hereof and such default remains uncured for more than 30 days;

          (c) The Company or any subsidiary thereof defaults in the performance of any covenants contained in this Note, and such default remains uncured, after notice and an opportunity to cure, for more than 60 days;

          (d) Any warranty, representation or other statement by or on behalf of the Company contained in this Note or in any certificate, financial statement, report or notice furnished after the date hereof to Holder pursuant to the terms of this Note, or in any written amendment, supplement, modification or waiver with respect to any such document shall be false or misleading in any material respect when made;

          (e) Either (i) the Company or any subsidiary thereof fails to pay when due and within any applicable period of grace, any principal of, premium, if any, or interest in respect of any Debt for borrowed money of the Company or such subsidiary in the aggregate principal amount of $2.0 million; or (ii) any event shall occur or any condition shall exist in respect of such Debt, or under any agreement securing or relating to such Debt, and in either case, as a result thereof: (A) the maturity of such Debt, or a material portion thereof, is accelerated, or (B) any one or more of the holders thereof or a trustee therefor is permitted to require the Company or such subsidiary to repurchase such Debt from the holders thereof, and any such trustee or holder exercises such option; or (C) any such one or more of such holders or such trustee declares an acceleration of the maturity of such Debt;

          (f) a receiver, liquidator, custodian or trustee of the Company or any subsidiary thereof or of all or any substantial part of the property of either is appointed by court order and such order remains in effect for more than 60 days; or an order for relief is entered with respect to the Company or any such subsidiary, or the Company or any subsidiary thereof is adjudicated a bankrupt or insolvent; or all or any substantial part of the property of the Company or any subsidiary thereof is sequestered by court order and such order remains in effect for more than 60 days; or an involuntary case or proceeding is commenced against the Company or any subsidiary thereof under the Federal Bankruptcy Code or any other bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 60 days after such filing;

          (g) The Company or any subsidiary thereof: (i) commences a voluntary case or proceeding or seeks relief under any provision of the Federal Bankruptcy Code or any other bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law; or
     (ii) makes an assignment for the benefit of creditors, or admits in writing its inability or fails, to pay its debts generally as they become due, or consents to the appointment of a receiver, liquidator or trustee of the Company or a subsidiary thereof or of all or a substantial part of its property; or

          (h) A final, non-appealable judgment or final, non-appealable judgments for the payment of money aggregating in excess of $2.0 million (in excess of any insurance relating to such judgments or judgments or any claim or claims underlying such judgment or judgments and the relevant insurer or insurers shall not have denied liability under such insurance or rejected any claims made with respect thereto) is or are outstanding against one or more of the Company and its subsidiaries and any one of such judgments shall have been outstanding for more than 60 days from the date of its entry and shall not have been discharged in full or stayed; or

          (i) The Note shall cease to be in full force and effect or shall be declared by a court of competent jurisdiction to be void, voidable or unenforceable, or the validity or enforceability of the Note shall be contested by the Company or any Affiliate, or the Company or any Affiliate shall deny that the Company has any further liability or obligation under the Note.

7.2 Default Remedies

     (a) If any Event of Default specified in Section 7.1(f) or (g) shall exist, the principal amount of this Note at the time outstanding, together with interest accrued and unpaid thereon, shall automatically immediately become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

     (b) Subject to Section 3.6 and Section 3.7, if any Event of Default, other than those specified in Section 7.1(a), shall exist, the Holder may exercise any right, power or Remedy permitted to such Holder by law, and shall have in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued and unpaid on, this Note then outstanding to be, and this Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the Holder such principal and interest.

     (c) Subject to Sections 3.6 and 3.7, during the continuance of an Event of Default described in Section 7.1(a) and irrespective of whether the Note shall have become due and payable pursuant to Section 7.2(b), the Holder may, at the Holder's option, by notice in writing to the Company, declare the principal amount of this Note at the time outstanding, and accrued and unpaid interest thereon, to be, and the same shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the Holder such principal and interest.

     (d) During the continuance of an Event or Default and irrespective of whether this Note shall become due and payable pursuant to Section 7.2(a), (b) or (c) and irrespective of whether the Holder shall otherwise have pursued or be pursuing any other rights or Remedies, subject to Section 3.6 and Section 3.7, the Holder may proceed to protect and enforce its rights under this Note by exercising such Remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein.

     (e) No course of dealing on the part of the Holder nor any delay or failure on the part of the Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice the Holder's rights, powers and Remedies. All rights and Remedies of the Holder hereunder and under applicable law are cumulative to, and not exclusive of, any other rights or Remedies the Holder would otherwise have.

     (f) The rights of the Holder to receive payments in respect of this Note, and to exercise any Remedies, solely as between the Holder and the holders of the Senior Debt, shall be subject in all respects to the provisions of Section 3; provided, however, that all such rights shall remain unconditional and absolute as between the Holder and the Company.

     7.3 If a declaration is made pursuant to Section 7.2(b) arising solely out of an Event of Default described in Section 7.1(e) regarding the Senior Debt, then and in every such case, if the holders of the Senior Debt waive such default in respect of the Senior Debt or such default is cured, and the holders of the Senior Debt rescind or annul any and all accelerations of the maturity of all or any portion of the Senior Debt and any required or demanded repurchase of all or any portion thereof, then, upon written notice to the Holder of such events with respect to the Senior Debt, any declaration made pursuant to Section 7.2(b) and the consequences thereof, shall automatically and without any further action on the part of the Holder, be annulled and rescinded; provided, however, that at the time such declaration is deemed annulled and rescinded: (i) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant to this Note; and (ii) no other Default or Event of Default shall be continuing; provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

8. Interpretation of this Note

     8.1 As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Affiliate" means and includes with respect to any person, at any time, each other person (other than, with respect to the Company, a subsidiary of the Company): (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person; (b) that beneficially owns or holds five percent or more of any class of the Voting Stock of such person; (c) five percent or more of the Voting Stock (or if such other person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held by such person; or (d) that is an officer or director of or holds a position of comparable authority with such person; at such time; provided, however, that no person holding this Note shall be deemed to be an "Affiliate" of the Company solely by virtue of the ownership of such securities. As used in this definition: "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     "Applicable Interest Law" means any present or future law (including, without limitation, the laws of the State of New York and the United States of America) which has application to the interest and other charges pursuant to this Note.

     "Board of Directors" means, at any time, the board of directors of the Company or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

     "Capital Lease" means, at any time, a lease of any property with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Cash Equivalents" means, for all purposes of Section 3 hereof, equivalents of cash that are acceptable to the Senior Agent in its reasonable business judgment.

     "Change in Control" means, at any time, an occurrence or event or failure of an event to occur, as a result of which a person or group of related persons (other than the Herricks, an Affiliate of any of the Herricks, or any trust for the benefit of any of the Herricks) acquires more than 50% of the Voting Stock of the Company.

     "Debt" with respect to any person, means, without duplication, the liabilities of such person with respect to: (a) borrowed money; (b) the deferred purchase price of property acquired by such person (excluding accounts payable and accrued expenses arising in the ordinary course of business, but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property); (c) borrowed money secured by any Lien existing on property owned by such person (whether or not such liabilities have been assumed); (d) Capital Leases of such person; (e) letters of credit, bankers acceptances or similar instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such person (whether or not representing obligations for borrowed money), other than undrawn trade letters of credit in the ordinary course of business; (f) Swaps of such person; and (g) any Guaranty of such person of any obligation or liability of another person of obligations of the type listed in clause (a) through clause (f) of this definition of Debt; provided that, with respect to the Company, Debt shall not include any unfunded obligations which may now or hereafter exist with respect to Company's Plans. As used in this definition, "Swaps" means, with respect to any person, obligations with respect to interest rate swaps and currency swaps and similar obligations obligating such person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such person, then in each such case, the amount of such obligations shall be the net amount thereof. The aggregate net obligation of Swaps at any time shall be the aggregate amount of the obligations of such person under all Swaps assuming all such Swaps had been terminated by such person as of the end of the then most recently ended fiscal quarter of such person. If such net aggregate obligation shall be an amount owing to such person, then the amount shall be deemed to be zero. Unless the context otherwise requires, "Debt" means Debt of the Company or of a subsidiary of the Company.

     "Default" means any event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

     "Environmental Law" means any law, statute or regulation enacted by any governmental authority in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing or transporting of Hazardous Materials and any applicable orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing. "Environmental Permit" means any permit, approval, identification number or other authorization required by any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the IRC.

     "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

     "Guaranty" means with respect to any person (for the purposes of this definition, the "Guarantor") any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by the Guarantor: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness, dividend or obligation; or (ii) to maintain working capital or other balance sheet condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness, dividend or obligation; (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

     "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP toxicity" or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos or urea formaldehyde in any form; and (e) dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

     "IRC" means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

     "Issue Date" means the tenth (10th) day following the Company's issuance of a press release and written notice to its shareholders of the transactions contemplated hereby in accordance with the Rules of the Nasdaq Stock Market.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of such property (for purposes of this definition, the "Owner"), whether such interest is based on the common law, statute or contract, and includes but is not limited to: (a) the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing; (b) reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting real property; and (c) any interest in any property held by the owner evidenced by a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to such property has been retained by or vested in some other person for security purposes. The term "Lien" does not include negative pledge clauses in loan agreements and equal and ratable security clauses in loan agreements.

     "Material Adverse Effect" means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), an effect caused thereby or resulting therefrom that would be materially adverse as to, or in respect of: (a) the business, operations, profits, financial condition or properties of the Company and its subsidiaries, taken as a whole; (b) the ability of the Company to perform its obligations under this Note; or (c) the validity or enforceability of this Note.

     "Market Price" shall mean the average of the daily closing prices of a share of Common Stock for the 10 consecutive trading days immediately prior to the day in question. The closing price for each day shall be (a) the last reported sales price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the Common stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on The Nasdaq Stock Market, Inc. ("Nasdaq"), (b) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose, or (c) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on Nasdaq and the average price cannot be determined as contemplated by clause (b), the fair market value of the Common Stock as determined in good faith by resolution of the independent directors of the Company. For the purposes of the preceding sentence, the term "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

     "Note" means this $1,984,250 9% Convertible Senior Subordinated Note due December 31, 2004 issued by the Company, as the same may be amended, modified, supplemented, refunded, refinanced or extended from time to time.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Voting Stock" means with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time any stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), and, in the case of the Company, shall include the Common Stock. Except as otherwise provided, references herein to "Voting Stock" shall mean Voting Stock of the Company.

     8.2 (a) Unless otherwise provided herein, all financial statements delivered in connection herewith will be prepared in accordance with GAAP. Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP; provided, however, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

Whenever accounting amounts of a group of persons are to be determined "on a consolidated basis" it shall mean that, as to balance sheet amounts to be determined as of a specific time, the amount that would appear on a consolidated balance sheet of such persons prepared as of such time, and as to income statement amounts to be determined for a specific period, the amount that would appear on a consolidated income statement of such persons prepared in respect of such period, in each case with all transactions among such persons eliminated, and prepared in accordance with GAAP except as otherwise required hereby.

     8.3 Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, including actions taken by or on behalf of any partnership in which such person is a general partner.

     8.4 (a) The titles of the Sections of this Note appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Note as a whole and not to any particular Section or other subdivision. References to Annexes and Sections are, unless otherwise specified, references to Sections of this Note. References to Annexes and Schedules are, unless otherwise specified, references to Schedules attached to this Note.

     (b) Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

     8.5 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY CHOICE OF LAW RULES WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER
JURISDICTION. IN ADDITION, THE PARTIES HERETO SELECT, TO THE EXTENT THEY MAY LAWFULLY DO SO, THE INTERNAL LAWS OF THE STATE OF FLORIDA AS THE APPLICABLE INTEREST LAW.

9. Miscellaneous

     9.1 All communications under this Note shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Company shall be addressed as set forth on Annex 1, or at such other address of which the Company shall have notified the Holder. Communications to the Holder shall be addressed as set forth on Annex 1, or at such other address of which such Holder shall have notified the Company (and the Company shall record such address in the register for the registration and transfer of this Note). Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective. Notwithstanding the foregoing provisions of this Section 9.1, service of process in any suit, action or proceeding arising out of or relating to this Note or any transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document hereby, shall be delivered in the manner provided in Section 9.6(c).

     9.2 All warranties, representations, statements of fact, certifications and covenants contained in this Note or in any certificate, financial statement, report or notice delivered or provided hereunder shall be considered to have been relied upon by the other party hereto and shall survive the delivery to such party regardless of any investigation made by or on behalf of any party hereto. All statements in any certificate, delivered pursuant to the terms hereof shall constitute warranties and representations hereunder. All obligations hereunder (other than payment of this Note, but including, without limitation, reimbursement obligations in respect of costs, expenses and fees) shall survive the payment of this Note and the termination hereof. Subject to the preceding, this Note embodies the entire agreement and understanding between the Company and the Holder, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

     9.3 The provisions hereof are intended to be for the benefit of the Holder, from time to time, of this Note, and shall be enforceable by any such Holder whether or not an express assignment to such Holder of rights hereunder shall have been made by the payee or his successors or assigns. In the event that the payee named herein transfers or assigns less than all of this Note, the term "Holder" as used herein shall be deemed to refer to the assignor and assignee or assignees hereof, collectively, and any action permitted to be taken by the Holder hereunder shall be taken only upon the consent or approval of persons comprising the Holder that own that percentage interest in the principal amount of this Note as shall be designated by the payee named herein at the time of such assignment. Anything contained in this Section 9.3 notwithstanding, the Company may not assign any of its respective rights, duties or obligations hereunder other without the prior written consent of the Holder. For purposes of the avoidance of doubt, the Holder of this Note shall be permitted to pledge or otherwise grant a lien in and to this Note; provided, however, that any such pledgee or holder of a Lien shall not be considered a Holder hereunder until it shall have foreclosed upon this Note in accordance with applicable law and informed the Company, in writing, of the same.

     9.4 This Note may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Holder, provided, how-ever, that without the written consent of the holders of Senior Debt, no amendment, supplement or modification of the provisions of Section 3, or any defined term to the extent used therein, shall be effective as to any holder of Senior Debt who has not consented to such amendment, supplement or modification.

     9.5 Any amendment or waiver consented to as provided in this Section 9.4 shall be binding upon the then current Holder and upon each future holder of this Note and upon the Company whether or not this Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

     9.6 The Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Holder in connection with the considera-tion, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect to this Note (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed).

     9.7 At any time when the Company and the Holder are conducting restructuring or workout negotiations in respect hereof, or a Default or Event of Default exists, the Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees and the fees of professional advisors) incurred by the Holder in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the Holder.

     9.8 If the Company shall fail to pay when due any principal of, or interest on, this Note, the Company shall pay to the Holder, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by the Holder in collecting any sums due on this Note.

     9.9 THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY

LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR TRANSACTIONS CONTEMPLATED HEREBY.

     9.10 ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS NOTE MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK COUNTY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK COUNTY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS NOTE, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EXCLUSIVE IN PERSONAM JURISDIC-TION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     9.11 EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. EXPRESS, REGISTERED OR CERTIFIED MAIL OR BY NATIONWIDE OVERNIGHT COMMERCIAL COURIER OR DELIVERY SERVICE AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER. RECEIPT OF PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

     9.12 NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF THIS NOTE TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

     IN WITNESS WHEREOF,  the Company has caused this Promissory Note to be duly
executed   and   delivered   by  one  of  its  duly   authorized   officers   or
representatives.

                              MEDIABAY, INC.

                              By:
                                 -----------------------------------------------
                                       Name: John Levy
                                       Title: Executive Vice President and Chief
                                                Financial Officer

                                     Annex I

1.   Holder's Payment Instructions
            Citibank
            153 E. 53rd Street
            New York, NY 10043
            ABA # 021000089
            Credit: Norton Herrick
            Account #  37101489

2.   Addresses for Notices
     (a)  If to the Company, to:
                      MediaBay, Inc.
                      2 Ridgedale Avenue - Suite 300
                      Cedar Knolls, NJ 07927
                      Attention: Chief Financial Officer
                      Telephone No.: 973-539-9528
                      Facsimile No.: 973-539-1273

                      with a copy to:

                      Blank Rome Tenzer Greenblatt LLP
                      405 Lexington Avenue
                      New York, New York 10174
                      Attention: Robert J. Mittman, Esq.
                      Telephone No.: (212) 885-5555
                      Facsimile No.: (212) 885-5001

     (b)  If to the payee, to:
                      Mr. Norton Herrick
                      2 Ridgedale Avenue- Suite 300
                      Cedar Knolls, NJ 07927
                      Telephone No.: 973-539-9528
                      Facsimile No.: 973-539-1237

                          [FORM OF ELECTION TO CONVERT]

     The undersigned hereby irrevocably elects to exercise its right, pursuant to the 9% Convertible Senior Subordinated Promissory Note due December 31, 2004 (the "Note") of MediaBay, Inc. (the "Company") in the outstanding principal amount of $_________, which Note is tendered herewith, to convert $__________ of the amount outstanding under the Note to __________________ shares of the common stock of the Company (the "Shares"), all in accordance with the terms of the Note. The undersigned requests that a Certificate for such Shares be registered in the name of ______________, whose address is ____________, and that such Certificate be delivered to ________________, whose address is _________________, [and that a replacement Note in the principal amount of $___________, representing the balance of the principal amount outstanding thereunder after giving effect to this conversion, be issued in the amount of $_________ and delivered to ___________, whose address is ____________].

Dated:                        Signature: _______________________________________

                              (Signature must conform in all respects to name of holder as specified on the face of the Note.)

                              ____________________________________________
                              ____________________________________________
                              (Insert Social Security or Other
                              Identifying Number of Holder)

                                  Schedule 6.3


1.   Debt  incurred  under  the  $3,000,000   Convertible  Senior   Subordinated
     Promissory Note Due December 31, 2004 issued to Evan Herrick.

2.   Debt  incurred  under  the  $4,200,000   Convertible  Senior   Subordinated
     Promissory Note Due December 31, 2004 issued to ABC Investment, L.L.C.

3. Debt incurred under the $2,500,000 Senior Promissory Note Due September 30, 2002 issued to Huntingdon Corporation.

4. Debt incurred under the $800,000 Convertible Senior Subordinated Promissory Note Due December 31, 2002 issued to Huntingdon Corporation.